NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES THIRD QUARTER EARNINGS

Net income of $4,561,000 for the third quarter

CRESTVIEW HILLS, KENTUCKY, October 17, 2014 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the third quarter ended September 30, 2014. For the third quarter of 2014, the Company reported a decrease in net income of 16% compared with the same period in 2013.

A summary of the Company’s results are as follows:

Third Quarter ended September 30,	2014	2013	Change
Net income	$4,561,000	$5,415,000	(16)%
Earnings per common share, basic	$0.59	$0.72	(18)%
Earnings per common share, diluted	$0.59	$0.72	(18)%

Nine Months ended September 30,	2014	2013	Change
Net income	$14,244,000	$13,990,000	2%
Net income per common share, basic	$1.86	$ 1. 87	(1)%
Net income per common share, diluted	$1.85	$ 1 .85	-%

"Of course, the announcement on September 8 regarding the agreement with BB&T to acquire The Bank of Kentucky was the major event in the quarter," commented Robert W. Zapp, President & CEO of The Bank of Kentucky. "The process is moving forward with respect to obtaining the necessary approvals and preparation continues for a conversion in mid-2015. Aside from this, The Bank of Kentucky finished a strong third quarter, showing solid loan growth while at the same time overall credit metrics continued to improve. The Bank's Wealth Advisory Group, which includes our trust and financial services businesses, posted another strong quarter and continues to build on a great year. In addition, we are pleased to see that the Bank maintained its leading market share position in Northern Kentucky as reported by the FDIC's release of deposit totals for the industry." Zapp added, "With the announcement of the BB&T transaction, the Bank recognized at the holding company level, acquisition related expenses that impacted our numbers. However, I am pleased with the Bank's third quarter performance and confident about our ability to grow and improve the business as we approach the end of the year."

The decrease in net income in the third quarter of 2014 was primarily due to $736,000 in merger related expenses and a $403,000 (7%) decrease in non-interest income compared with the third quarter of 2013. Contributing to the decrease in non-interest income was a $394,000 decrease in service charges on deposits.

Net interest income increased $106,000, or 1% in the third quarter of 2014, compared with the same period in 2013. The net interest margin, on a tax equivalent basis, decreased 12 basis points from 3.50% in the third quarter of 2013 to 3.38% in the third quarter of 2014. The increase in net interest income was the result of a $70.2 million or 4% growth in earning assets compared with the third quarter of 2013. The yield on earning assets decreased 11 basis points from 3.77% in the third quarter of 2013 to 3.66% in the third quarter of 2014, while the cost of interest bearing liabilities increased one basis point from 0.35% to 0.36% in the same period.

Non-interest income decreased $403,000 or 7% in the third quarter of 2014 compared with the same period in 2013, while non-interest expense increased $1,310,000 or 11% from the same period last year. Contributing to the decrease in non-interest income was a $394,000 or 14% decrease service charges on deposits, which was partially offset by a $147,000 or 17% increase in trust fee income. Contributing to the increase in non-interest expense was $736,000 in expenses incurred in connection with the previously disclosed agreement and plan of merger entered into on September 8, 2014 by the Company and BB&T Corporation, pursuant to which the Company will merge into BB&T, with BB&T as the surviving entity.

The provision for loan losses decreased by $300,000 (50%) in the third quarter of 2014, compared with the same period in 2013. Contributing to this decrease were lower levels of non-performing loans compared with the third quarter of 2013. The Company’s non-performing loans decreased from $16.4 million (1.37% of total loans) at September 30, 2013 to $11.0 million (.86% of total loans) at September 30, 2014. On a quarterly sequential basis, the provision for loan losses of $300,000 in the third quarter of 2014 was $700,000 lower than the provision in the second quarter of 2014, while non-performing loans decreased from $17.4 million (1.37% of total loans) at June 30, 2014 to $11.0 million (.86% of total loans) at September 30, 2014. Net charge-offs on a quarterly sequential basis decreased from $1,015,000 (.32% of loans) in the second quarter of 2014 to $693,000 (.22% of loans) in the third quarter of 2014. As a result of improving credit metrics, the Allowance for Loan Losses (ALL) decreased from 1.38% of loans at the end of the third quarter of 2013 to 1.25% of loans at the end of the third quarter of 2014. On a quarterly sequential basis the ALL decreased three basis points from 1.28% at the end of the second quarter of 2014 to 1.25% at the end of the third quarter of 2014. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

Total assets were $1.827 billion at the end of the third quarter of 2014, which was $25 million or 1% higher than the end of the third quarter of 2013. The increase of $77 million (6%) in total loans was offset by a $54 million (53%) decrease in cash and cash equivalents. The increase in assets were partially funded by an increase in short term borrowings of $19 million, or 58%, and an increase in equity of $20 million or 12% from the same date in 2013.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Third Quarter Comparison				Nine months ended September 30, Comparison
Income Statement Data	9/30/14	9/30/13	% Chg		9/30/14	9/30/13	% Chg
Interest income	$15,202	$15,034	1%		$45,231	$44,780	1%
Interest expense	1,174	1,112	6%		3,353	3,567	(6)%
Net interest income	14,028	13,922	1%		41,878	41,213	2%

Provision for loan losses	300	600	(50)%		2,200	4,200	(48)%
Net interest income after provision for loan losses	13,728	13,322	3%		39,678	37,013	7%
Non interest income	5,653	6,056	(7)%		17,529	17,758	(1)%
Non interest expense	13,029	11,719	11%		37,295	35,153	6%
Net income before income taxes	6,352	7,659	(17)%		19,912	19,618	2%
Provision for income taxes	1,791	2,244	(20)%		5,668	5,628	1%
Net income	$4,561	$5,415	(16)%		$14,244	$13,990	2%
Per Common Share Data
Diluted earnings per common share	0.59	0.72	(18)%		1.85	1.85	-%
Cash dividends declared	0.18	0.17	6%		0.54	0.51	6%
Earnings Performance Data
Return on common equity	9.33%	12.44%	(311	)bps	10.06%	10.87%	(81	)bps
Return on assets	0.98%	1.21%	(23	)bps	1.03%	1.04%	(1	)bps
Net interest margin	3.30%	3.42%	(12	)bps	3.31%	3.38%	(7	)bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data
	September 30, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$48,172	$78,621
Investments	388,217	418,385
Loans held for sale	3,736	3,214
Total loans, gross	1,278,078	1,249,645
Allowance for loan losses	(15,941)	(16,306)
Premises and equipment, net	22,632	22,444
Goodwill and acquisition intangibles, net	23,500	23,871
Other assets and accrued interest receivable	78,336	77,618
Total assets	$1,826,730	$1,857,492

Liabilities & Shareholders’ Equity
Total deposits	$1,506,996	$1,587,585
Short-term borrowings	50,725	27,643
Notes payable	55,389	45,577
Accrued interest payable and other liabilities	18,022	15,548
Total liabilities	1,631,132	1,676,353
Common stockholders’ equity	195,598	181,139
Total liabilities and shareholders’ equity	$1,826,730	$1,857,492

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Three Months ended September 30, 2014			Three Months ended September 30, 2013
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
Interest-earning assets:
Loans receivable (1)(2)	$1,274,050	$13,612	4.24%	$1,199,824	$13,442	4.44%
Securities (2)	395,487	1,874	1.88	386,644	1,835	1.88
Other interest-earning assets	16,232	54	1.32	29,039	73	1.00
Total interest-earning assets	1,685,769	15,540	3.66	1,615,507	15,350	3.77

Non-interest-earning assets	152,913			155,984
Total assets	$1,838,682			$1,771,491

Interest-bearing liabilities:
Transaction accounts	885,792	368	0.16	848,512	327	0.15
Time deposits	299,690	530	0.70	316,435	519	0.65
Borrowings	102,684	276	1.07	80,733	266	1.31
Total interest-bearing liabilities	1,288,166	1,174	0.36	1,245,680	1,112	0.35

Non-interest-bearing liabilities	356,487			353,071
Total liabilities	1,644,653			1,598,751

Shareholders’ equity	194,029			172,740

Total liabilities and shareholders’ equity	$1,838,682			$1,771,491
Net interest income		$14,366			$14,238
Interest rate spread			3.30%			3.42%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.38%			3.50%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2014 and 2013. The tax equivalent adjustment was $338,000 and $316,000 in 2014 and 2013, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Nine Months ended September 30, 2014			Nine Months ended September 30, 2013
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,266,058	$40,090	4.22%	$1,195,042	$40,226	4.48%
Securities (2)	403,519	5,969	1.97	383,551	5,240	1.82
Other interest-earning assets	23,985	183	1.02	53,803	247	0.61
Total interest-earning assets	1,693,562	46,242	3.65	1,632,396	45,713	3.74

Non-interest-earning assets	151,353			158,527
Total assets	$1,844,915			$1,790,923

Interest-bearing liabilities:
Transaction accounts	922,140	1,141	0.17	874,240	1,081	0.17
Time deposits	299,496	1,450	0.65	333,857	1,743	0.70
Borrowings	85,274	762	1.19	77,024	743	1.29
Total interest-bearing liabilities	1,306,910	3,353	0.34	1,285,121	3,567	0.37

Non-interest-bearing liabilities	348,718			333,792
Total liabilities	1,655,628			1,618,913
Shareholders’ equity	189,287			172,010
Total liabilities and shareholders’ equity	$1,844,915			$1,790,923
Net interest income		$42,889			$42,146
Interest rate spread			3.31%			3.37%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.39%			3.45%

___________________________

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2014 and 2013. The tax equivalent adjustment was $1,011,000 and $933,000 in 2014 and 2013, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Income Statement Data	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Net interest income	$14,028	$13,981	$13,869	$14,041	$13,922
Provision for loan losses	300	1,000	900	500	600
Net interest income after provision for loan losses	13,728	12,981	12,969	13,541	13,322
Service charges and fees	2,435	2,496	2,434	2,782	2,829
Gain on sale of real estate loans	219	248	165	165	282
Gain on sale of securities	-	305	-	-	-
Trust fee income	993	984	941	854	846
Bankcard transaction revenue	1,065	1,105	999	1,008	1,012
Gains/(losses) on other real estate owned	(167)	(106)	(81)	(22)	(201)
Other non-interest income	1,108	1,262	1,124	1,466	1,288
Total non-interest income	5,653	6,294	5,582	6,253	6,056
Salaries and employee benefits expense	6,289	6,026	5,873	5,691	5,969
Occupancy and equipment expense	1,408	1,404	1,435	1,330	1,366
Data processing expense	507	520	535	551	533
State bank taxes	642	642	642	584	615
Other real estate owned and loan collection	247	346	342	384	457
Amortization of intangible assets	120	117	133	148	151
FDIC Insurance	586	595	554	376	317
Merger related expenses	736	-	-	-	-
Other non-interest expenses	2,494	2,498	2,604	2,528	2,311
Total non-interest expense	13,029	12,148	12,118	11,592	11,719
Net income before income tax expense	6,352	7,127	6,433	8,202	7,659
Income tax expense	1,791	2,062	1,815	2,427	2,244
Net income	$4,561	$5,065	$4,618	$5,775	$5,415
Per Common Share Data
Diluted earnings per common share	0.59	0.66	0.60	0.76	0.72
Cash dividends declared	0.18	0.18	0.18	0.18	0.17
Weighted average common shares outstanding
Basic	7,675,428	7,662,927	7,640,872	7,565,121	7,516,770
Diluted	7,722,074	7,702,231	7,687,106	7,611,879	7,549,530
Earnings Performance Data
Return on common equity	9.33%	10.70%	10.18%	12.86%	12.44%
Return on assets	0.98%	1.10%	1.01%	1.25%	1.21%
Net interest margin	3.30%	3.30%	3.31%	3.32%	3.42%
Net interest margin (tax equivalent)	3.38%	3.38%	3.39%	3.39%	3.50%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Assets:
Cash and cash equivalents	$48,172	$74,447	$89,102	$78,621	$102,448
Investments	388,217	400,444	396,733	418,385	389,179
Loans held for sale	3,736	4,437	6,248	3,214	2,435
Total loans	1,278,078	1,272,152	1,261,863	1,249,645	1,201,193
Allowance for loan losses	(15,941)	(16,334)	(16,349)	(16,306)	(16,632)
Premises and equipment, net	22,632	22,704	22,845	22,444	22,517
Goodwill and acquisition intangibles, net	23,500	23,620	23,737	23,871	24,018
Other assets & accrued interest receivable	78,336	76,317	75,244	77,618	77,066
Total assets	$1,826,730	$1,857,787	$1,859,423	$1,857,492	$1,802,224
Liabilities & Shareholders’ Equity:
Total deposits	$1,506,996	$1,572,819	$1,584,076	$1,587,585	$1,529,505
Short-term borrowings	50,725	21,012	29,220	27,643	32,167
Notes payable	55,389	55,451	45,515	45,577	50,695
Accrued interest payable & other liabilities	18,022	16,242	13,981	15,548	14,606
Total liabilities	1,631,132	1,665,524	1,672,792	1,676,353	1,626,973
Shareholders’ equity	195,598	192,263	186,631	181,139	175,251
Total liabilities and shareholders’ equity	$1,826,730	$1,857,787	$1,859,423	$1,857,492	$1,802,224
Common shares outstanding	7,687,172	7,671,045	7,649,493	7,619,999	7,528,618
Average Balance Sheet Data
Average investments	$395,487	$403,047	$412,047	$404,687	$386,644
Average other earning assets	16,232	26,175	29,854	55,521	29,039
Average loans	1,274,050	1,268,370	1,255,552	1,218,140	1,199,824
Average earning assets	1,685,768	1,697,592	1,697,453	1,678,348	1,615,507
Average assets	1,838,682	1,847,276	1,856,303	1,839,242	1,771,491
Average deposits	1,525,841	1,564,626	1,576,944	1,568,764	1,506,101
Average interest bearing deposits	1,185482	1,234,841	1,245,241	1,215,455	1,164,947
Average interest bearing transaction deposits	885,792	934,082	947,221	911,075	848,512
Average interest bearing time deposits	299,690	300,759	298,020	304,380	316,435
Average borrowings	102,684	79,455	73,529	78,197	80,733
Average interest bearing liabilities	1,288,166	1,314,296	1,318,770	1,293,652	1,248,680
Average common stockholders equity	194,029	189,947	183,885	178,135	172,740

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Asset Quality Data	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Allowance for loan losses to total loans	1.25%	1.28%	1.30%	1.30%	1.38%
Allowance for loan losses to non-performing loans	145%	94%	105%	106%	101%
Nonaccrual loans	$10,940	$17,384	$15,531	$15,417	$16,197
Loans – 90 days past due & still accruing	26	24	12	21	207
Total non-performing loans	10,966	17,408	15,543	15,438	16,404
OREO and repossessed assets	6,660	4,931	5,557	5,305	6,141
Total non-performing assets	17,626	22,339	21,100	20,743	22,545
Restructured loans-accruing	6,962	8,154	11,825	8,816	7,109
Non-performing loans to total loans	0.86%	1.37%	1.23%	1.24%	1.37%
Non-performing assets to total assets	0.96%	1.21%	1.14%	1.12%	1.26%
Annualized charge-offs to average loans	0.22%	0.32%	0.27%	0.27%	0.21%
Net charge-offs	$692	$1,015	$857	$826	$618

Other Information
Total assets under management (in millions)	$886	$876	$858	$836	$766
Full-time equivalent employees	347	346	345	346	351

About BKFC

BKFC, a bank holding company with assets of approximately $1.827 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-two branch locations and fifty-six ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

###

Forward-Looking Statements

The information presented herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this filing, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger (the “Merger”) of the Company with BB&T Corporation, a North Carolina corporation (“BB&T”), including approval by the Company’s shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the Company and BB&T businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional Information for Shareholders

In connection with the proposed Merger, BB&T has filed with the SEC a registration statement on Form S-4 (such registration statement, as amended, the “Registration Statement”) that includes a Proxy Statement of the Company and a Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction, and the Company will also file such Proxy Statement/Prospectus with the SEC and mail such Proxy Statement/Prospectus to its shareholders. SHAREHOLDERS OF THE BANK OF KENTUCKY FINANCIAL CORPORATION ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and BB&T, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company by accessing the Company’s website at www.bankofky.com under the heading "Investor Relations" and then under "SEC Filings," or from BB&T at www.bbt.com under the heading "About" and then under the heading "Investor Relations" and then under "BB&T Corporation SEC Filings." Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065, or to The Bank of Kentucky Financial Corporation, 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, Attention: Executive Vice President and Chief Financial Officer, Telephone: (859) 372-5169.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 17, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.